EXHIBIT 10.1

Binding Memorandum of Understanding

This Binding Memorandum of Understanding (hereinafter “Memorandum”) is entered into on March 24th, 2016 by and between:

Aquarius PR LLC, a wholly-owned, Puerto Rican subsidiary of Aquarius Cannabis, Inc., a Nevada corporation, (the “Company” or “Aquarius”); and the California medical-marijuana businesses known publicly as Space Brain LLC, Cosmic Mind a Cooperative Corporation, Fleet Feet LLC, and Compassionate Care and Therapy Inc., (‘collectively “SpeedWeed’) and the principals of the above entities, including Andrew Gentile, Jennifer Gentile, and Eugene Gentile (the “Principals”). Together, the above are collectively referred to herein as (the “Parties”).

WHEREAS, Aquarius consults to medical marijuana operating businesses in California on the production and distribution of Aquarius owned brands; and,

WHEREAS, SpeedWeed has operated as a medical marijuana delivery service is Los Angeles and the surrounding areas since 2011; and

WHEREAS, Aquarius seeks to acquire all rights, title and interest to all assets and intellectual property of the companies that comprise SpeedWeed, and all rights, title and interest to all assets and intellectual property rights individually owned by the Principals of “SpeedWeed” utilized in the “SpeedWeed” name, in exchange for the consideration as defined in Section II of this Memorandum (the “Acquisition”).

NOW THEREFORE, in order to proceed toward the accomplishment of the above stated objectives, the Parties enter into this Memorandum subject to the following terms and conditions:

I. Acquisition of SpeedWeed by Aquarius:

1)

Aquarius will acquire all rights, title and interest in all business assets owned by SpeedWeed and its Principals, including but not limited to:

a)

trade name “SpeedWeed”, including any claims to common law trademarks, denied trademark applications (federal), and current trademarks (state)

b)

all future revenue from the trade name SpeedWeed

c)

the proprietary software platform that SpeedWeed operates from

d)

all customer data held in that platform

e)

all vendor/supplier relationships of SpeedWeed

f)

all operations documents and records

g)

all know-how required to successfully operate a SpeedWeed delivery service

h)

all hard assets, including products and money

i)

all cannabis industry web domains owned by SpeedWeed

j)

all potential cannabis industry deals/projects in the pipeline with SpeedWeed and/or its principals

k)

any related assets, that may not be held in any related corporate name (especially intellectual property) that has not yet been brought to market

2)

Aquarius may, in its discretion, acquire any of the corporate operating entities which comprise SpeedWeed.

3)

SpeedWeed and the Principals will retain any and all successor liabilities (including but not limited to tax, accounts payable, and other notes liabilities) generated during the operation of SpeedWeed prior to the closing of the Acquisition.

4)

The Principals of SpeedWeed retain the rights to:

a)

all audio and video files related to the television series which are co-owned by Gigantic

Productions

b)

all rights to the television show co-owned by Gigantic Productions should it be sold and produced

c)

all non-cannabis technology projects and revenue derived from hardware, software, mobile application, and website development

d)

all non-cannabis media projects and revenue derived from television, radio, film, documentary, voice-over, webcast and podcast production

e)

all compensation personally and individually derived from speaking engagements, public appearances, performances or participation on a company's Board

II. Compensation to SpeedWeed Owners by Aquarius

1)

“SpeedWeed Owners” are:

•

Andrew Gentile, CEO (32%)

•

Jennifer Gentile, COO (32%)

•

Eugene Gentile (32%)

•

Thomas Ritchie (1%)

•

Robert Shapero (1%)

•

Charcamar LLC (1%)

•

Diane Scott (1%)

Aquarius agrees to pay to SpeedWeed Owners at closing (proportionally to their ownership %):

•

16M Shares of Common Stock (at closing)

•

3M warrants to purchase common stock for $0.90; 5 year expiration (at closing)

•

An additional 3M warrants (same terms), if and when Aquarius closes a deal(s) for data gathered by the SpeedWeed platform totaling $10M or more

III.  Conditions of Closing

The conditions of closing are subject to, but not limited to the following:

1)

Receipt by Aquarius of a PCAOB audit of 2014 and 2015 Year end financials for Space Brain LLC, Cosmic Mind a Cooperative Corporation, Fleet Feet LLC, and Compassionate Care and Therapy Inc.

2)

Execution of three (3) year employment agreements between Aquarius and the Principals by the following, subject to approval by the Board of Directors of the Aquarius:

a)

Andrew Gentile: Vice-Chairman of the Board of Directors and Chief Technology Officer

b)

Jennifer Gentile: Chief Creative Officer

c)

Eugene Gentile: TBD

Base compensation and contract terms for each person will match base compensation and contract terms for Chief Executive Officer of Aquarius (all three Principals and the Chief Executive Officers of Aquarius will sign contracts concurrently). Annual bonus compensation determined on the basis of individual performance by the Board of Directors.

IV.  Additional Terms

1)

The Board of Directors the Company will be reconstituted upon closing to include five (5) individuals as follows:

Michael Davis Lawyer

Andrew Gentile

Michael Asch (subject to Company obtaining Directors and Officers liability insurance)

Two (2) Independent Directors (pending D+O insurance) elected by unanimous consent of Michael Davis Lawyer, Andrew Gentile and Michael Asch.

2.)

The Class A and Class B Preferred stock issued and outstanding will be returned to the treasury. In the alternative, the Principals will each receive shares of the Class A Preferred shares equal to the amount held by Michael Davis Lawyer.

3)

After the closing of the acquisition of SpeedWeed, the Principals will sign new employment contracts by Aquarius Cannabis Inc. or one of its subsidiaries.

4)

Both Parties agree to begin operating as a restructured, collective organization prior to the closing. This may, at the mutual agreement of the Company and SpeedWeed, include structuring new entities, business loans, business consulting agreements, and any other legal business arrangements that further the mutual goals of the parties.

a)

The Principals will informally assume their future roles with Aquarius

5)

Both Parties agree to work together to raise capital for the parent company, Aquarius Cannabis Inc., in order to further the business objectives of the future, merged Company.

V Miscellaneous

Dispute Resolution

In the event of a dispute amongst the Parties in the negotiation of the final binding contract relating to this Acquisition, the Parties agree to cooperate and meet in order to resolve any disputes or controversies arising under this Agreement. Should they be unable to do so, then either may elect arbitration under the rules of the American Arbitration Association, and both Parties are obligated to proceed thereunder. Arbitration shall proceed in Los Angeles County, State of California and the Parties agree to be bound by the arbitrator’s award, which may be filed in any state or federal court sitting in the State of California. The prevailing Party shall be entitled to reimbursement for his attorney’s fees and all costs associated with arbitration. In any arbitration proceeding conducted pursuant to the provisions of this Section, both Parties shall have the right to conduct discovery, to call witnesses and to cross- examine the opposing Party’s witnesses, either through legal counsel, expert witnesses or both, and the provisions of the California Civil Practice Law and Rules (Right to Discovery; Procedure and Enforcement) are hereby incorporated into this Agreement by this reference and made a part hereof.

Term

The arrangements made by the Parties by this Memorandum shall remain in place from the date of this Memorandum until April 15, 2016.  The Parties agree to enter a final legal binding contract in respect of the Acquisition within the term.

Notice

Any notice of communication required or permitted under this Memorandum shall be sufficiently given if delivered in person or by certified mail, return receipt requested, to address set forth in the below signatures or to such address as one party may have furnished to the other parties in writing.

Governing Law

This Memorandum shall be construed in accordance with the laws of the State of California.

Assignment

No party may assign or transfer the responsibilities or conditions made herein without the prior written consent or the non assigning party.

Amendment

This Memorandum may be amended or supplemented in writing, if the writing is signed by the party obligated under this Memorandum.

Severability

If any provision of this Memorandum is found to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable, but by limiting such provisions, it would become valid and enforceable, then such provisions will be deemed to be written, construed, and enforced as so limited.

Superseded

This Memorandum constitutes the entire Memorandum amongst the Parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and Memorandum, whether written or oral.

Understanding

It is mutually agreed upon and understood by and among the Parties of this Memorandum that each party will work together in a coordinated fashion for the fulfillment of the Acquisition.

Counterparts

For the convenience of the Parties hereto, this Memorandum of Understanding may be executed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so executed by the Parties hereto, whether or not such counterpart will bear the execution of each of the Parties hereto, will be deemed to be, and will be construed as, one and the same.

Agreed to and accepted by:		Agreed to and accepted by:

SPEEDWEED		AQUARIUS PR LLC and
AQUARIUS CANNABIS, INC.

/s/ Andrew Gentile	3/24/16	/s/ Michael Davis Lawyer	3/24/16
AJ Gentile,		Michael Davis Lawyer, Chief
a) an individual		Executive Officer
b) CEO and Managing Member, Space Brain LLC
c) President and Managing Member, Cosmic Mind a
Cooperative Corporation		/s/ Jenna Schuck	3/24/16
d) President and Managing Member, Fleet Feet LLC		Jenna Schuck, Chief Operating Officer
e) President and Managing Member, Compassionate Care and Therapy Inc.

/s/ Jennifer Gentile	3/24/16
Jennifer Gentile, an individual

/s/ Eugene Gentile	3/24/16
Eugene Gentile, an individual